Exhibit 32.1

CERTIFICATION OF

CO-PRINCIPAL EXECUTIVE OFFICERS AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AgroFresh Solutions, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Nance K. Dicciani, Chair of the Board and the co-interim principal executive officer of the Company, Stephen S. Trevor, a director and the co-interim principal executive officer of the Company, and Margaret M. Loebl, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our best knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 11, 2016

/s/ Nance K. Dicciani
Nance K. Dicciani
Chair of the Board (co-interim principal executive officer)

/s/ Stephen S. Trevor
Stephen S. Trevor
Director (co-interim principal executive officer)

/s/ Margaret M. Loebl
Margaret M. Loebl
Executive Vice President and Chief Financial Officer